UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D Iveagh Court Harcourt Road Dublin 2, Ireland	D02 VH94
(Address of principal executive offices, including zip code)	(Zip Code)

(353)(1) 2546200

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	ALLE	New York Stock Exchange
3.500% Senior Notes due 2029	ALLE 3 1/2	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2022, Allegion US Holding Company Inc. (the “Company”), issued $600,000,000 aggregate principal amount of its 5.411% Senior Notes due 2032 (the “Notes”) pursuant to an indenture, dated as of October 2, 2017 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of June 22, 2022 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company, as issuer, Allegion plc, as guarantor (the “Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Company intends to use all of the net proceeds of this offering, together with cash on hand and additional borrowings under its revolving credit facility, to finance the acquisition of Stanley Access Technologies LLC and assets related to the automatic entrance solutions business from Stanley Black & Decker, Inc., which is expected to close in the third quarter of 2022, subject to regulatory approval and customary closing conditions (the “Transaction”), to pay related fees and expenses, and/or otherwise for general corporate purposes. In the event that the Transaction does not close as contemplated by the Transaction Agreement, the Company intends to use the net proceeds of the offering of the Notes for general corporate purposes, including repayment of outstanding indebtedness.

The Notes and the related guarantee have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s and the Guarantor’s shelf registration statement on Form S-3 (File No. 333-255225) filed on April 14, 2021 with the Securities and Exchange Commission under the Securities Act.

The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future senior unsecured indebtedness. The guarantee of the Notes is the senior unsecured obligation of the Guarantor and ranks equally with all of the Guarantor’s existing and future senior unsecured indebtedness. The Notes and the related guarantee will be effectively subordinated to all of the Company’s and the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Company will pay interest on the Notes semi-annually on January 1 and July 1, beginning January 1, 2023, to holders of record on the preceding December 15 and June 15, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes will mature on July 1, 2032. At any time prior to April 1, 2032 (the date that is three months prior to the maturity date of the Notes), the Company may redeem the Notes in whole or in part at any time and from time to time at a “make whole” redemption price. At any time on and after April 1, 2032 (the date that is three months prior to the maturity date of the Notes), the Company may redeem the Notes, in whole or in part, at par plus accrued interest to, but not including, the redemption date.

In the event of a change of control repurchase event (as defined in the Indenture), the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued interest to, but not including, the purchase date.

The Indenture contains certain covenants that, among other things, limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets. These covenants are subject to important qualifications and exceptions contained in the Indenture.

Except as required by law, the Company will make payments on the Notes free of withholding or deduction for taxes or other governmental charges. If such a withholding or deduction is required by the Company, the Company will, subject to certain exceptions, be required to pay additional amounts so that the net amounts holders of the Notes receive will equal the amount holders of the Notes would have received if withholding or deduction had not been imposed. If, as a result of a change in law, the Company is required to pay such additional amounts, the Company may redeem the Notes in whole but not in part at 100% of their principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the redemption date.

Copies of the Base Indenture, the Fourth Supplemental Indenture and the form of Note are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference as though fully set forth herein. The foregoing descriptions of the Base Indenture, the Fourth Supplemental Indenture and the form of Note are summaries only and are qualified in their entirety by the complete text of such documents attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 7, 2022, the Company and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Kirkland and Ellis LLP, U.S. counsel to the Company and the Guarantor, relating to the validity of the Notes is attached as Exhibit 5.1 hereto. A copy of the opinion of Arthur Cox, Irish counsel to the Guarantor, relating to the validity of the Notes is attached as Exhibit 5.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 7, 2022, among Allegion plc, Allegion US Holding Company Inc. and Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of October 2, 2017, among Allegion US Holding Company Inc., Allegion plc and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35971) filed with the SEC on October 2, 2017).

4.2	Fourth Supplemental Indenture, dated as of June 22, 2022, among Allegion plc, Allegion US Holding Company Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

4.3	Form of Global Note representing the 5.411% Senior Notes due 2032 (included in Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Arthur Cox, Solicitors.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Arthur Cox, Solicitors (included in Exhibit 5.2).

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC
(Registrant)

Date: June 22, 2022	/s/ Michael J. Wagnes
Michael J. Wagnes
Senior Vice President and Chief Financial Officer